UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 31, 2007 (December 27, 2007)

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 27, 2007, Thorium Power, Inc. (“TPI”), a wholly-owned subsidiary of the registrant, entered into an agreement for ampoule irradiation testing (the “Agreement”) with the Russian Research Centre Kurchatov Institute (“Kurchatov”). The ampoule irradiation testing program has been ongoing since 2002 pursuant to earlier agreements between TPI and Kurchatov. Under the Agreement TPI agreed to compensate Kurchatov for irradiation testing of TPI’s proprietary nuclear fuel designs conducted in 2006 and 2007. Pursuant to the Agreement, TPI is obligated to pay to Kurchatov $410,000.00, and Kurchatov is obligated to transfer to TPI the worldwide rights in all of the test data generated in the course of the irradiation testing of TPI’s proprietary nuclear fuel designs in 2006 and 2007 and Kurchatov agrees not to use, in any manner, the work product associated with such testing or exercise any rights associated therewith without the written consent of TPI. Further, Kurchatov is obligated to provide to TPI and its affiliates specified information and documentation for audit purposes, and to obtain any and all permits from Russian governmental entities which may be required in order for Kurchatov to perform under the Agreement.

The Agreement expires on August 31, 2008, but may be terminated by either party upon thirty (30) days written notice. Provisions regarding the transfer of the irradiation testing data and assignment of rights in that data, confidentiality, and limitations on liability, among other provisions, survive any termination of the Agreement. Additionally, Kurchatov may not assign or transfer the Agreement or any of its rights or obligations created under the Agreement, by operation or law or otherwise, without the prior written consent of TPI.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

Item 8.01.	Other Events.

On December 26, 2007, the registrant filed an international patent application under the Patent Cooperation Treaty (the “PCT”).  The PCT application covers key inventions relating to the registrant’s seed-and-blanket fuel technology that have been developed since the original patents owned by the registrant were issued.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit
No.	Description
99.1	Press Release dated December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: December 31, 2007

By:  /s/ Seth Grae

Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated December 31, 2007.